SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 28, 2006

MIVA, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

     On December 28, 2006, MIVA, Inc. (“MIVA”) and Google, Inc. entered into a Google Services Agreement (the “Google Agreement”) pursuant to which MIVA, and its subsidiaries, have agreed to exclusively utilize Google’s WebSearch and AdSense Services for approved websites and applications. Initial approved websites and applications are expected to be from MIVA’s subsidiary MIVA Direct, Inc. and are expected to be implemented within 30 days of the date of the Agreement. Pursuant to the terms of the Google Agreement, MIVA and its subsidiaries will generate revenues when consumers click through listings to Google advertisers’ websites. The Agreement has a term of two years and contains broad termination rights.

Item 1.02.      Termination of a Material Definitive Agreement.

     On December 28, 2006, MIVA Direct, Inc., gave notice of termination of the Go To Search Services Order, dated April 26, 2001, and all amendments thereto, to Overture Services, Inc., dba Yahoo! Search Marketing and Overture Search Services (Ireland) Limited. Pursuant to this agreement, MIVA Direct had utilized advertisement listings provided by Yahoo! The termination is expected to be effective January 27, 2007.

Forward-looking Statements

This Form 8-K contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “will,” “plan,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including our ability to generate revenues from the Google Agreement. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005 and our most recently filed Form 10-Q.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: January 3, 2007	By:	/s/ Peter Corrao

Peter Corrao
Chief Executive Officer